Exhibit 99.3
Investor Relations Update
October 19, 2023
General Overview

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Capacity - The Company expects its fourth-quarter capacity to be up approximately 4.5% to 6.5% versus the fourth quarter of 2022. Consistent with the mid-point of the guidance we have provided throughout the year, the Company expects its full-year capacity to be up approximately 6.5% year over year.

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TRASM - The Company expects its fourth-quarter total revenue per available seat mile (TRASM) to be down approximately 5.5% to 7.5% versus the fourth quarter of 2022. The Company expects its full-year TRASM to be up approximately 1% year over year.

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CASM-ex1 - The Company expects its fourth-quarter CASM-ex to be up approximately 5% to 7% versus the fourth quarter of 2022. The step-up in sequential year over year CASM-ex is driven by the shift of certain expenses from the third quarter to the fourth quarter and less year over year capacity growth expected in the fourth quarter. Consistent with the mid-point of the guidance we have provided throughout the year, the Company continues to expect its full-year CASM-ex to be up approximately 3% year over year.

●
Fuel - Based on the October 12, 2023, forward fuel curve, the Company expects to pay an average of between $3.01 and $3.11 per gallon of jet fuel (including taxes) in the fourth quarter and expects to consume approximately 1,050 million gallons of jet fuel.

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Adjusted operating margin[1] - The Company expects an adjusted operating margin of approximately 2% to 4% for the fourth quarter. The Company expects a full-year adjusted operating margin of approximately 7%.

●	Adjusted nonoperating expense[1] - The Company expects its total adjusted nonoperating expense to be approximately $400 million in the fourth quarter.

●	Taxes - The Company expects a provision for income taxes at an effective rate of approximately 25% for the full year, which is expected to be substantially non-cash.

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Adjusted EPS[1] - Based on the assumptions outlined above, the Company expects its fourth-quarter adjusted earnings per diluted share to be approximately breakeven using a share count of 658.9 million shares[2]. Based on current assumptions, the Company now expects its full-year adjusted earnings per diluted share to be between $2.25 and $2.50 using a share count of 720.1 million shares[2].

Notes:

1.
CASM-ex is cost per available seat mile (CASM) excluding fuel and net special items and is a non-GAAP measure. Adjusted operating margin, adjusted nonoperating expense and adjusted earnings per diluted share exclude the impact of net special items and are non-GAAP measures. The Company is unable to reconcile certain forward-looking information to GAAP as the nature or amount of net special items cannot be determined at this time. Please see GAAP to non-GAAP reconciliation at the end of this document.

2.
The Company's fourth-quarter 2023 diluted share count for purposes of computing adjusted earnings per share excludes 61.7m shares attributed to the Company's 6.5% convertible notes as they are expected to be antidilutive. Such shares are expected to be dilutive for the full-year 2023 adjusted earnings per share calculation.

Please refer to the footnotes and the forward-looking statements page of this document for additional information.

Financial Update
October 19, 2023

4Q 2023[1]
Available seat miles (ASMs)	~ + 4.5% to + 6.5% (vs. 4Q 22)
TRASM	~ - 5.5% to - 7.5% (vs. 4Q 22)
CASM excluding fuel and net special items	~ + 5% to + 7% (vs. 4Q 22)
Average fuel price (incl. taxes) ($/gal)	~ $3.01 to $3.11
Fuel gallons consumed (mil)	~ 1,050
Adjusted operating margin	~ 2% to 4%
Adjusted nonoperating expense ($ mil)	~ $400
Adjusted earnings per diluted share ($/share)	~ Breakeven
4Q 2023 Shares Forecast
Shares (mil)[2]
Earnings Level ($ mil)	Basic	Diluted	Addback ($ mil)[3]
Earnings above $115	654.7	720.6	$11
Earnings up to $115	654.7	658.9	—
Net loss	654.7	654.7	—

	FY 2023[1]
Available seat miles (ASMs)	~ + 6.5% (vs. 2022)
TRASM	~ + 1% (vs. 2022)
CASM excluding fuel and net special items	~ + 3% (vs. 2022)
Adjusted operating margin	~ 7%
Adjusted earnings per diluted share ($/share)	~ $2.25 to $2.50
	FY 2023 Shares Forecast
	Shares (mil)[2]
Earnings Level ($ mil)	Basic	Diluted	Addback ($ mil)[3]
Earnings above $474	653.6	720.1	$44
Earnings up to $474	653.6	658.4	—
Net loss	653.6	653.6	—
Notes:

1.
Includes guidance on certain non-GAAP measures, which exclude, among other things, net special items. The Company is unable to reconcile certain forward-looking information to GAAP as the nature or amount of net special items cannot be determined at this time. Please see the GAAP to non-GAAP reconciliation at the end of this document. Numbers may not recalculate due to rounding.

2.	Shares outstanding are based upon several estimates and assumptions, including average per share stock price and stock award activity. The number of shares in actual calculations of earnings per share will likely be different from those set forth above.
3.	Interest addback for earnings per diluted share calculation for 6.5% convertible notes, net of estimated profit sharing, short-term incentive, and tax effects.
Please refer to the footnotes and the forward-looking statements page of this document for additional information.

GAAP to Non-GAAP Reconciliation
October 19, 2023
The Company sometimes uses financial measures that are derived from the condensed consolidated financial statements or otherwise provided in the form of guidance but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The table below presents the reconciliation of total operating costs (GAAP measure) to total operating costs excluding fuel and net special items (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding fuel and net special items. Management uses total operating costs excluding fuel and net special items and CASM excluding fuel and net special items to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. Additionally, net special items may vary from period-to-period in nature and amount. These adjustments to exclude fuel and net special items allow management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

GAAP to Non-GAAP Reconciliation of Total Operating Costs and CASM ($ mil, except ASM and CASM data)
	4Q 2023 Range[1]		FY 2023 Range[1]
	Low	High	Low	High
Total operating expenses	$12,352	$12,812	$49,701	$50,160
Less fuel expense	3,161	3,266	12,259	12,364
Less operating net special items[2]	—	—	970	970
Total operating expense excluding fuel and net special items (non-GAAP)	$9,192	$9,546	$36,472	$36,827

Total CASM (cts)	17.92	18.24	17.95	18.03

Total CASM excluding fuel and net special items (cts) (non-GAAP)	13.34	13.59	13.17	13.24
Percentage change compared to 2022 (%)	~ 5%	~ 7%	~ 3%	~ 3%

Total ASMs (bil)	68.9	70.2	276.9	278.2

Amounts may not recalculate due to rounding.
Notes:

1.	The Company is unable to reconcile certain forward-looking information to GAAP as the nature or amount of net special items cannot be determined at this time.
2.	The 2023 operating net special items principally includes one-time charges resulting from the ratification of a new collective bargaining agreement with the Company’s mainline pilots.
Please refer to the footnotes and the forward-looking statements page of this document for additional information.

Forward-Looking Statements
October 19, 2023
Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

Please refer to the footnotes and the forward-looking statements page of this document for additional information.